UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

AMERICAN UNITED GOLD CORPORATION

(Exact name of registrant as specified in charter)

Nevada	91-2084507
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

555 Burrard Street, Suite 900, Vancouver, B.C., CANADA	V7X 1M8
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604)-692-2808

N/A

(Former name or former address, if changed since last report)

Item 8.01 OTHER EVENTS

On May 11, 2007 American United Gold Corporation issued a press release announcing that it has entered into a Memorandum of Understanding with Grandmont Gold, Inc. ("Grandmont") whereby Grandmont has agreed to merge its business model and certain business generated by that business model with the Company.

Further Pursuant to the Memorandum, the companies board of directors will be replaced by Grandmont Gold Inc.'s board of directors.

The Company is also pleased to announce that its Board of Directors have approved a seven for one forward stock split of its common stock to shareholders of record at the close of business on May 14th, 2007.

The complete text of the press release is attached as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits

The following exhibits are furnished with this Form 8-K:

99.1 Press Release dated May 11, 2007: American United Gold Corporation announces that it has entered into a Memorandum of Understanding with Grandmont Gold, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN UNITED GOLD CORPORATION

Signature	Title	Date

/s/ Dave Uppal Dave Uppal	President	May 14, 2007